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                                                                    NEWS RELEASE
                                                                    ------------

                                                              CONTACT:
                                                              Mortimer J. O'Shea
                                                              (973) 305-4101





FOR IMMEDIATE RELEASE
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RAMAPO FINANCIAL CORPORATION ANNOUNCES MERGER APPROVED

WAYNE, NJ, APRIL 28, 1999 - Ramapo Financial Corporation (NASDAQ:RMPO), parent company of The Ramapo Bank, announced today that its shareholders have approved the merger of RFC into Valley National Bancorp. All regulatory approvals had previously been received. The merger, which was announced in December, 1998, is expected to close on or about June 18, 1999.


RFC is headquartered in Wayne, New Jersey and is engaged primarily in commercial and consumer banking through its subsidiary, The Ramapo Bank. The Ramapo Bank operates eight banking offices in Passaic, Morris and Essex counties.
Deposits are insured by the FDIC.

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